Exhibit 10.2

thirD amendment to

Loan Agreement

This Third Amendment to Loan Agreement (as amended, restated, supplemented or otherwise modified, this “Agreement”) is entered into as of April 25, 2014 (the “Effective Date”) by and among Maui Land & Pineapple Company, Inc., a Hawaii corporation (“Borrower”), Kapalua Land Company, Ltd., a Hawaii corporation and Maui Pineapple Company, Ltd., a Hawaii corporation (referred to herein collectively as ”Guarantor” and, together with Borrower, the “Credit Parties”), and American AgCredit, FLCA (“Lender”).

RECITALS

A.     Borrower and Lender are party to that certain Loan Agreement dated as of December 22, 2010, as amended by a First Amendment to Loan Agreement dated as of May 10, 2011 and a Second Amendment to Loan Agreement dated as of February 26, 2013 (as it may be further amended, restated, supplemented or otherwise modified, the “Loan Agreement”), pursuant to which Lender has agreed to provide loans and other financial accommodations to Borrower upon the terms and conditions set forth in the Loan Agreement. Capitalized terms used in this Agreement but not defined in this Agreement shall have the meanings given to them in the Loan Agreement.

B.     The Credit Parties have requested that Lender agree to amend the terms of the Loan Agreement.

C.     Lender is willing to do so on the terms and conditions set forth in this Agreement.

In consideration of the foregoing, the parties agree as follows:

ARTICLE I
ACKNOWLEDGMENTS AND CONSENTS

Section 1.1     Affirmation of Recitals. Each Credit Party acknowledges and confirms that each of the recitals set forth above is true and correct.

Section 1.2     Outstanding Indebtedness. Each Credit Party acknowledges and confirms (a) that Exhibit A hereto sets forth, as of the date specified in Exhibit A, the aggregate principal amount of the Loan, and (b) that such amount is not subject to any defense, counterclaim, recoupment or offset of any kind.

Section 1.3     Consent to Amendment of Wells Fargo Loan Documents. Lender consents to Borrower entering into an amendment (the “Wells Fargo Amendment”) to the Wells Fargo Loan Documents, to be effective concurrently with this Agreement, providing for an extension of the maturity date to August 1, 2016, a revolving loan commitment of $32,712,000, and containing only such other terms and conditions as shall be approved by Lender.

ARTICLE II
AMENDMENTS TO LOAN AGREEMENT

Section 2.1     Amendment to Section 1(a). The following definitions in Section 1(a) of the Loan Agreement are hereby amended and restated to read as follows:

“Applicable Spread” shall mean 4.00%; provided that if the principal balance of the Loan is reduced below Fifteen Million Dollars ($15,000,000), and no Event of Default shall have at any time occurred, the Applicable Spread shall be reduced to three and three-quarters percent (3.75%) commencing on the first day of the first month after the occurrence of such reduction.

“Maturity Date” shall mean August 1, 2016.

“Wells Fargo Facility” shall mean the secured revolving line of credit provided by Wells Fargo Bank to Borrower on or about the Closing Date and extended, renewed, or amended from time to time.

Section 2.2     New Definitions. The following definitions are hereby added to Section 1(a) in appropriate alphabetical order as follows:

“Third Amendment Closing Date” shall mean April 25, 2014.

Section 2.3     Amendment to Section 4(b). Section 4(b) of the Loan Agreement is hereby amended and restated to read as follows:

(b)     Principal Payments; Maturity Date. Except as provided in Section 6(a) Section 6(b), or Section 6(c), the principal balance of the Loan shall be due and payable in full on the Maturity Date; provided, that (i) if the principal balance of the Loan exceeds Seventeen Million Dollars ($17,000,000) on the first anniversary of the Third Amendment Closing Date, Borrower shall make a principal payment on the first anniversary of the Third Amendment Closing Date in such amount as will reduce the principal balance of the Loan to Seventeen Million Dollars ($17,000,000), (b) if the principal balance of the Loan exceeds Fifteen Million Dollars ($15,000,000) on the second anniversary of the Third Amendment Closing Date, Borrower shall make a principal payment on the second anniversary of the Third Amendment Closing Date in such amount as will reduce the principal balance of the Loan to Fifteen Million Dollars ($15,000,000), and (iii) if the Obligations shall become due and payable in accordance with Section 14 or any other provision of this Agreement prior to the scheduled Maturity Date, then the Maturity Date shall be the date on which the Obligations become due and payable.

Section 2.4     Amendment to Section 6(b). Section 6(b) of the Loan Agreement is hereby amended to add the following sentence at the end thereof:

Borrower shall not be required to make a principal prepayment under this section with the proceeds of sale of Borrower’s Lipoa Point Property so long as the Net Non-Collateral Sale Proceeds of such sale are used by Borrower to terminate Borrower’s pension plans.

Section 2.5     Addition of Section 11(l). A new Section 11(l) is hereby added to the Loan Agreement as follows:

(i) Sale of Lipoa Point Property and Termination of Pension Plans. On or before December 31, 2015, sell Borrower’s Lipoa Point property and use the proceeds of such sale to terminate Borrower’s pension plans.

Section 2.6     Amendment to Section 12(i). Section 12(i) of the Loan Agreement is hereby amended and restated to read as follows:

(i) Indebtedness. Incur any Indebtedness other than the Loan, except for Indebtedness disclosed on the consolidated balance sheet of Borrower and its Subsidiaries dated as of September 30, 2009, provided, however, that (i) Borrower may incur Indebtedness under the Wells Fargo Facility not to exceed $32,712,000 at any time outstanding; (ii) Borrower may incur Indebtedness to First Hawaiian Bank in an amount not to exceed $3,5000,000 at any time outstanding so long as (A) such Indebtedness is non-recourse and is secured solely by an approximately 1.1 acre parcel together with improvements consisting of an approximately 6,599 square foot building known as the Honolulu Store located at 502 Office Road, Kapalua Resort, Maui, Hawaii, and (B) such Indebtedness is on terms substantially the same as those set forth in the term sheet delivered by Borrower to Lender before Borrower’s incurrence of such Indebtedness, and (iii) Borrower may incur up to $250,000 in total Indebtedness outstanding at any time in connection with the acquisition or lease of equipment used in the ordinary course of its business.

Section 2.7     Amendment to Section 12(k). Section 12(k) of the Loan Agreement is hereby amended to replace “$4,000,000” with “$3,000,000.”

Section 2.8     Amendment Fee. In consideration of Lender’s entering into this Agreement, on the Effective Date, Borrower shall pay to Lender a fee (the “Amendment Fee”) in the amount of $100,000. The Amendment Fee shall be fully earned and non-refundable upon the Effective Date.

ARTICLE III
CONDITIONS TO EFFECTIVENESS

Section 3.1     Conditions Precedent. This Agreement shall become effective as of the Effective Date upon the satisfaction of each of the following conditions:

(a)     receipt by Lender of duly executed counterparts of this Agreement from Borrower and each Guarantor;

(b)     receipt by Lender of the Amendment Fee;

(c)     Borrower shall have entered into the Wells Fargo Amendment in the form approved by Lender and delivered a copy thereof to Lender; and

(d)     if required by Lender, Borrower shall have paid all costs and expenses of Lender in connection with this Agreement, the Loan Documents and the transactions contemplated hereby including an estimate of anticipated closing costs (it being understood that if Lender elects not to require payment prior to closing, Borrower shall pay such amounts upon being billed therefor by Lender).

ARTICLE IV
MISCELLANEOUS

Section 4.1     Representations and Warranties. Each Credit Party hereby represents and warrants to Lender that (a) each Credit Party has the legal power and authority to execute and deliver this Agreement; (b) the officers of each Credit Party executing this Agreement have been duly authorized to execute and deliver the same and bind each Credit Party with respect to the provisions hereof; (c) the execution and delivery hereof by each Credit Party and the performance and observance by each Credit Party of the provisions hereof do not violate or conflict with any organizational document of any Person party hereto or any law applicable to any Credit Party or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against any Credit Party; (d)  no Default or Event of Default exists under the Loan Agreement, nor will any occur immediately after the execution and delivery of this Agreement or by the performance or observance of any provision hereof; (e) no Credit Party is aware of any claim or offset against, or defense or counterclaim to, any of their obligations or liabilities under the Loan Agreement or any other Loan Document; and (f) this Agreement and each document executed by any Credit Party in connection herewith constitute valid and binding obligations of the applicable Person in every respect, enforceable in accordance with their terms.

Section 4.2     Release. Each Credit Party hereby releases, remises, acquits and forever discharges Lender and its employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (collectively, the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the effectiveness of this Agreement, and in any way directly or indirectly arising out of or in any way connected to the Loan Agreement or the Loan Documents (collectively, the “Released Matters”). Each Credit Party acknowledges that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.

Each Credit Party hereby waives the provisions of any statute or doctrine to the effect that a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor. Without limiting the generality of the foregoing, each Credit Party hereby waives the provisions of any statute that prevents a general release from extending to claims unknown by the releasing party, including Section 1542 of the California Civil Code which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Each Credit Party acknowledges and understands the rights and benefits conferred by such a statute or doctrine and the risks associated with waiver thereof, and after receiving advice of counsel, hereby consciously and voluntarily waives, relinquishes and releases any and all rights and benefits available thereunder, insofar as they apply, or may be construed to apply, to each release set forth herein or contemplated hereby. In so doing, each Credit Party expressly acknowledges and understands that it may hereafter discover facts in addition to or different from those that it now believes to be true with respect to the subject matter of the disputes, claims and other matters released herein, but expressly agrees that it has taken these facts and possibilities into account in electing to make and to enter into this release, and that the releases given herein shall be and remain in effect as full and complete releases notwithstanding the discovery or existence of any such additional or different facts or possibilities.

This release may be pleaded as a full and complete defense and/ or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Each Credit Party acknowledges that the release contained herein constitutes a material inducement to Lender to enter into this Agreement and that Lender would not have done so but for Lender’s expectation that such release is valid and enforceable in all events.

Section 4.3     Covenant Not to Sue. Each Credit Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by such Credit Party pursuant to Section 4.2 above. If any Credit Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, such Credit Party, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Released Party as a result of such violation.

Section 4.4     Loan Documents Unaffected. Except as otherwise specifically provided herein, all provisions of the Loan Agreement and the other Loan Documents shall remain in full force and effect and be unaffected hereby. The parties hereto acknowledge and agree that this Agreement constitutes a “Loan Document” under the terms of the Loan Agreement.

Section 4.5     Guarantor Acknowledgement. Each Guarantor, by signing this Agreement:

(a)    consents and agrees to and acknowledges the terms of this Agreement;

(b)    acknowledges and agrees that all of the Loan Documents to which such Guarantor is a party or otherwise bound shall continue in full force and effect and that all of such Guarantor’s obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement;

(c)     represents and warrants to Lender that all representations and warranties made by such Guarantor and contained in this Agreement or any other Loan Document to which it is a party are true and correct in all material respects on and as of the date of this Agreement to the same extent as though made on and as of such date, except to the extent that any thereof expressly relate to an earlier date; and

(d)     acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Agreement, such Guarantor consent to this Agreement is not required under the terms of the Loan Agreement or any other Loan Document or as a matter of law, and (ii) nothing in the Loan Agreement, this Agreement or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to, modifications of, consents under, or forbearances or waivers with regard to, the Loan Agreement.

Section 4.6     Costs, Expenses and Taxes.     Borrower agrees to pay on demand all costs and expenses of Lender in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for Lender with respect thereto and with respect to advising Lender as to its rights and responsibilities hereunder and thereunder. Borrower further agrees to pay on demand all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and any other instruments and documents to be delivered hereunder, including reasonable counsel fees and expenses in connection with the enforcement of rights under this section. In addition, Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and any other instruments and documents to be delivered hereunder, and agrees to save Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes. The foregoing agreements shall be in addition to and not in lieu of any similar obligations under the Loan Documents.

Section 4.7     No Other Promises or Inducements. There are no promises or inducements that have been made to any party hereto to cause such party to enter into this Agreement other than those that are set forth in this Agreement. This Agreement has been entered into by each Credit Party freely, voluntarily, with full knowledge, and without duress, and, in executing this Agreement, no Credit Party is relying on any other representations, either written or oral, express or implied, made to any Credit Party by Lender. Each Credit Party agrees that the consideration received by each Credit Party under this Agreement has been actual and adequate.

Section 4.8     No Course of Dealing. Each Credit Party acknowledges and agrees that, (a) this Agreement is not intended to, nor shall it, establish any course of dealing between the Credit Parties and Lender that is inconsistent with the express terms of the Loan Agreement or any other Loan Document, (b) notwithstanding any course of dealing between the Credit Parties and Lender prior to the date hereof, except as set forth herein, Lender shall not be obligated to make any Loan, except in accordance with the terms and conditions of this Agreement and the Loan Agreement, and (c) Lender shall be under any obligation to forbear from exercising any of its rights or remedies upon the occurrence of any Default or Event of Default.

Section 4.9     No Waiver. Each Credit Party acknowledges and agrees that (a) except as expressly provided herein, this Agreement shall not operate as a waiver of any right, power or remedy of Lender under the Loan Agreement or any other Loan Document, nor shall it constitute a continuing waiver at any time, and (b) nothing herein shall in any way prejudice the rights and remedies of Lender under the Loan Agreement, any Loan Document or applicable law. In addition, Lender shall have the right to waive any condition or conditions set forth in this Agreement, the Loan Agreement or any other Loan Document, in its sole discretion, and any such waiver shall not prejudice, waive or reduce any other right or remedy that Lender may have against any Credit Party.

Section 4.10     Reaffirmation. Each Credit Party, as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Credit Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Person granted liens on or security interests in any of its property pursuant to any such Loan Document as security for the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each Credit Party hereby acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of Lender, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations. Each Credit Party acknowledges that all references in the Loan Agreement to the “Agreement” or the “Loan Agreement” shall mean the Loan Agreement, as amended hereby, and all references in the Loan Documents to the “Loan Agreement” shall mean the Loan Agreement, as amended hereby.

Section 4.11     Survival. All representations, warranties, covenants, agreements, releases and waivers made by or on behalf of any Credit Party under this Agreement shall survive and continue.

Section 4.12     Modification; Waiver. This Agreement may not be modified orally, but only by an agreement in writing signed by the parties hereto. Any provision of this Agreement can be waived, amended, supplemented or modified by written agreement of the parties hereto.

Section 4.13     Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

Section 4.14     Entire Agreement. This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements, and undertakings of every kind and nature among them with respect to the subject matter hereof.

Section 4.15     Counterparts; Facsimile or Electronic Transmission of Signature. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The manual signature of any party hereto that is transmitted to any other party or its counsel by facsimile or electronic transmission shall be deemed for all purposes to be an original signature.

Section 4.16     Severability Of Provisions; Captions; Attachments; Interpretation. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The captions to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement. Each schedule or exhibit attached to this Agreement shall be incorporated herein and shall be deemed to be a part hereof. Words in the singular include the plural and words in the plural include the singular. Use of the term “includes” or “including,” shall mean “including, but not limited to.”

Section 4.17     JURY TRIAL WAIVER. EACH OF THE UNDERSIGNED, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM HEREIN

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

BORROWER:

MAUI LAND & PINEAPPLE COMPANY, INC.

By:           /s/ Tim T Esaki

Name:      Tim T. Esaki

Title:        Chief Financial Officer

By:           /s/ Ryan Churchill

Name:      Ryan Churchill

Title:        President

GUARANTORS:

KAPALUA LAND COMPANY, LTD.

By:           /s/ Tim T Esaki

Name:      Tim T. Esaki

Title:        Chief Financial Officer

By:           /s/ Ryan Churchill

Name:      Ryan Churchill

Title:        President

MAUI PINEAPPLE COMPANY, LTD.

By:           /s/ Tim T Esaki

Name:      Tim T. Esaki

Title:        Chief Financial Officer

By:           /s/ Ryan Churchill

Name:      Ryan Churchill

Title:        President

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Signature Page 1

LENDER: AMERICAN AGCREDIT, FLCA By: /s/ Sean P O’Day Name: Sean P. O’Day Title: Senior Vice President

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Signature Page 2

EXHIBIT A

OUTSTANDING PRINCIPAL AMOUNT OF LOAN

As of April 25, 2014: $20,000,000.00

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